                                                                EXHIBIT 23(c)



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4, 33-     ) and related Prospectus of Peoples
Bancorp Inc. and Subsidiaries for the registration of 504,428 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
                                       ------------------------


Charleston, West Virginia
September 30, 1997